EXHIBIT 99.1

DTST Reports 2025 First Quarter Financial Results and Provides Business Update

•	Strong Q1 2025 Performance Driven by 14% YoY Revenue Growth in Cloud Infrastructure and Disaster Recovery Services

•	CloudFirst International Expansion Accelerated Through Strategic Partnership with Pulsant

•	Conference Call to be held today at 11:00 am ET

MELVILLE, N.Y., May 15, 2025 (GLOBE NEWSWIRE) — Data Storage Corporation (Nasdaq: DTST) (“DSC” and the “Company”), a leading provider of multi-cloud hosting, managed cloud services, disaster recovery, cybersecurity, and IT automation, with direct connection to AWS, Microsoft Azure, and Google Cloud, today provided a business update and reported financial results for the three months ended March 31, 2025.

First Quarter 2025 Highlights

•	Revenue was $8.1 million, driven by 14% year-over-year growth in Cloud Infrastructure and Disaster Recovery services

•	Gross profit totaled $2.86 million, maintaining consistent margin levels

•	Adjusted EBITDA* reached $497,000, reflecting operational discipline

•	Cash and marketable securities were $11.1 million, with no long term debt

“We are pleased to report our first quarter results, which reflect both solid financial performance and strategic progress,” said Chuck Piluso, CEO of Data Storage Corporation. “Specifically, CloudFirst Technologies continues to operate profitably on a standalone basis and serves as a scalable, recurring revenue engine. To support our international strategy, we recently partnered with Pulsant, a leading U.K. edge data center provider, enabling us to extend our IBM Power-based cloud offerings across their national footprint. This collaboration positions us to serve regulated and enterprise clients more effectively throughout the U.K. and Europe.”

“Furthermore, CloudFirst recently completed a major infrastructure upgrade for a long-time enterprise client in the food distribution sector. We migrated legacy systems to high-performance IBM processors, allowing for direct connections with leading providers including AWS, Azure, and Google Cloud—enhancing scalability, security, and cost-efficiency. This contract is an example of how our expertise in delivering complex IT transformations sets us apart in the market and fosters strong client loyalty, with customers consistently returning to us as their trusted partner.”

Chris Panagiotakos, CFO of Data Storage Corporation, added, “Financially, our core cloud infrastructure and disaster recovery services remain strong performers, evidenced by a 14% year-over-year revenue increase. Our total revenue had a modest decline due to reduced equipment sales, however this aligns with our strategic focus to continue to build a stable high-margin, recurring revenue client base. Our adjusted EBITDA reached $497,000 for the quarter, reflecting our ongoing commitment to operational efficiency and margin discipline. Backed by a strong balance sheet and a growing client base, we are well-positioned to scale our platform, expand our market presence, and create sustained long-term value.”

Mr. Piluso added, “Overall, we remain focused on growing our high-margin, recurring cloud revenue base, expanding our global partner ecosystem, and delivering the modernization, compliance, and resilience our clients require. These priorities reflect our long-term vision to build a scalable, differentiated platform in the enterprise multi-cloud space.”

Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time on Thursday, May 15, 2025, to discuss the Company’s progress and the financial results for the first quarter of 2025, which ended March 31, 2025.

The conference call will be available via telephone by dialing toll-free 877-407-9219 for U.S. callers or for international callers +1-412-652-1274. A webcast of the call may be accessed at  DSC Q1 2025 Earnings Call or on the Company’s News & Events section of the website,  www.dtst.com/news-events.

A webcast replay of the call will be available on the Company’s website (www.dtst.com/news-events) through November 15, 2025. A telephone replay of the call will be available approximately three hours following the call, through May 22, 2025, and can be accessed by dialing 877-660-6853 for U.S. callers or + 1-201-612-7415 for international callers and entering conference ID: 13753165.

About Data Storage Corporation

Data Storage Corporation (Nasdaq: DTST) through its subsidiaries is a leading provider of multi-cloud hosting, fully managed cloud services, disaster recovery, cybersecurity, IT automation, and voice & data solutions.

Recognizing that data migration is a critical step in transitioning from on-premises systems to the cloud, DSC provides comprehensive migration services to ensure seamless, secure, and efficient data transfer, minimizing downtime and optimizing performance.

Built on IBM Power servers, DTST’s subsidiary owns their cloud platform manages the platform with the Company’s 24x7 technical team. The Company delivers high-performance, scalable, and secure cloud solutions with interoperability across its infrastructure partners, AWS, Microsoft Azure, and Google Cloud.

With data centers supporting its CloudFirst platform deployments across the United States, Canada, and the United Kingdom, DSC provides mission-critical solutions to a diverse clientele, including Fortune 500 companies, government agencies, educational institutions, and healthcare organizations.

As a leader in the multi-billion-dollar cloud hosting and business continuity market, DTST is recognized for its expertise in cloud infrastructure, IT modernization, and data migration, enabling clients to transition to their cloud infrastructure with confidence and operational continuity.

For more information, please visit www.dtst.com or follow us on X @DataStorageCorp.

*Adjusted EBITDA is a non-GAAP measure and should not be considered as a substitute for GAAP. Please refer to the Company’s financial disclosures at the end of this press release for a reconciliation to the most directly comparable GAAP measure.

Safe Harbor Provision

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created thereby. Forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can provide no assurance that such expectations will prove to have been correct. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and include statements regarding CloudFirst Technologies continuing to operate profitably on a standalone basis and serving as a scalable, recurring revenue engine; the collaboration with Pulsant positioning the Company to serve regulated and enterprise clients more effectively throughout the U.K. and Europe; and being well-positioned to scale the Company’s platform, expand its market presence, and create sustained long-term value; the Company building a scalable, differentiated platform in the enterprise cloud space; and the opportunities ahead and the potential to drive continued growth and success. Important factors that could cause actual results to differ materially from current expectations include CloudFirst Technologies’ ability to continue to operate profitably; the Company’s ability to grow its presence in the U.K and Europe, the Company ability to create sustained long-term value and drive continued growth and success. These risks should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K for the quarter ended March 31, 2025, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was initially made. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

Contact:
Crescendo Communications, LLC
212-671-1020
DTST@crescendo-ir.com

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2025 (Unaudited)	December 31, 2024
ASSETS
Current Assets:
Cash	$705,557	$1,070,097
Accounts receivable (less allowance for credit losses of $17,121 and $31,472 as of March 31, 2025, and December 31, 2024, respectively)	5,413,282	2,225,458
Marketable securities	10,406,912	11,261,006
Prepaid expenses and other current assets	858,490	859,502
Total Current Assets	17,384,241	15,416,063

Property and Equipment:
Property and equipment	9,684,825	9,598,963
Less—Accumulated depreciation	(6,456,000)	(6,159,307)
Net Property and Equipment	3,228,825	3,439,656

Other Assets:
Goodwill	4,238,671	4,238,671
Operating lease right-of-use assets	550,653	575,380
Other assets	168,120	183,439
Intangible assets, net	1,360,220	1,427,006
Total Other Assets	6,317,664	6,424,496

Total Assets	$26,930,730	$25,280,215

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expenses	$4,550,524	$3,183,379
Deferred revenue	290,827	212,390
Finance leases payable	—	17,641
Finance leases payable related party	—	33,879
Operating lease liabilities short term	102,246	98,860
Total Current Liabilities	4,943,597	3,546,149

Operating lease liabilities	496,691	523,070
Deferred Tax Liability	39,031	39,031
Total Long-Term Liabilities	535,722	562,101

Total Liabilities	5,479,319	4,108,250

Commitments and contingencies (Note 7)

Stockholders’ Equity:
Preferred stock, par value $.001; 10,000,000 shares authorized; 1,401,786 designated as Series A Preferred Stock, par value $.001; 0 shares issued and outstanding at March 31,2025 and December 31, 2024	—	—
Common stock, par value $.001; 250,000,000 shares authorized; 7,123,227 and 7,045,108 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	7,123	7,045
Additional paid in capital	40,644,000	40,417,813
Accumulated deficit	(18,958,511)	(18,982,589)
Accumulated other comprehensive income (loss)	3,579	(23,214)
Total Data Storage Corporation Stockholders’ Equity	21,696,191	21,419,055
Non-controlling interest in consolidated subsidiary	(244,780)	(247,090)
Total Stockholders’ Equity	21,451,411	21,171,965
Total Liabilities and Stockholders’ Equity	$26,930,730	$25,280,215

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024

Sales	$8,083,756	$8,235,747

Cost of sales	5,223,860	5,269,275

Gross Profit	2,859,896	2,966,472

Selling, general and administrative	2,952,405	2,752,677

Income (loss) from Operations	(92,509)	213,795

Other Income (Expense)
Interest income	120,906	143,369
Interest expense	(2,009)	(11,260)
Total Other Income	118,897	132,109

Income before provision for income taxes	26,388	345,904

Provision for income taxes	—	—

Net Income	26,388	345,904

Gain (loss) in Non-controlling interest in consolidated subsidiary	(2,310)	11,198

Net Income Attributable to Common Stockholders	$24,078	$357,102

Earnings per Share – Basic	$—	$0.05
Earnings per Share – Diluted	$—	$0.05
Weighted Average Number of Shares – Basic	7,077,913	7,090,389
Weighted Average Number of Shares – Diluted	7,405,672	7,259,472

DATA STORAGE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2025	2024
Cash Flows from Operating Activities:
Net income	$26,388	$345,904
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	363,379	295,198
Stock based compensation	226,265	171,325
Change in expected credit losses	(6,995)	—

Changes in Assets and Liabilities:
Accounts receivable	(3,180,822)	(3,177,694)
Other assets	15,319	—
Prepaid expenses and other current assets	2,936	(153,782)
Right of use asset	24,727	26,821
Accounts payable and accrued expenses	1,373,552	2,226,932
Deferred revenue	78,437	(26,078)
Operating lease liability	(22,993)	(27,250)
Net Cash Used in Operating Activities	(1,099,807)	(318,624)
Cash Flows from Investing Activities:
Capital expenditures	(67,519)	(358,637)
Purchase of marketable securities	(120,906)	(143,369)
Sale of marketable securities	975,000	200,000
Net Cash Provided by (Used in) Investing Activities	786,575	(302,006)
Cash Flows from Financing Activities:
Repayments of finance lease obligations related party	(33,879)	(66,280)
Repayments of finance lease obligations	(17,641)	(101,078)
Net Cash Used in Financing Activities	(51,520)	(167,358)

Effect of exchange rates on cash	212	—

Net decrease in Cash	(364,540)	(787,988)

Cash, Beginning of Period	1,070,097	1,428,730

Cash, End of Period	$705,557	$640,742
Supplemental Disclosures:
Cash paid for interest	$489	$8,855
Cash paid for income taxes	$—	$—
Non-cash investing and financing activities:

The following table shows the Company’s reconciliation of net income (loss) to adjusted EBITDA for the months ended March 31, 2025, and 2024:

For the three months ended March 31, 2025

	CloudFirst Technologies	CloudFirst Europe Ltd.	Nexxis Inc.	Corporate	Total

Net income (loss)	$1,077,591	$(455,971)	$(7,243)	$(587,989)	$26,388

Non-GAAP adjustments:
Depreciation and amortization	333,615	29,235	209	320	363,379

Interest income	—	—	—	(120,906)	(120,906)
Interest expense	2,009	—	—	—	2,009
Provision for income tax	—	—	—	—	—
Stock-based compensation	89,665	—	6,429	130,171	226,265

Adjusted EBITDA	$1,502,880	$(426,736)	$(605)	$(578,404)	$497,135

For the three months ended March 31, 2024

	CloudFirst Technologies	CloudFirst Europe Ltd.	Nexxis Inc.	Corporate	Total

Net income	$914,372	$—	$(62,941)	$(505,527)	$345,904

Non-GAAP adjustments:
Depreciation and amortization	294,793	—	211	194	295,198
Interest income	—	—	—	(143,369)	(143,369)
Interest expense	11,260	—	—	—	11,260
Stock-based compensation	52,969	—	6,671	111,685	171,235

Adjusted EBITDA	$1,273,394	$—	$(56,059)	$(537,017)	$680,318